UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2023

UNITED NATURAL FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15723 (Commission File Number)	05-0376157 (IRS Employer Identification No.)

313 Iron Horse Way, Providence, RI 02908
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	UNFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In an effort to better align and simplify the organizational structure and accelerate results, United Natural Foods, Inc. (the “Company”) is aligning the oversight of its Services and Wholesale platforms. In connection with this change, Christopher Testa will no longer serve as the Company’s President, Services and Company President, effective October 13, 2023 (the “Effective Date”). The new structure is intended to align with the Company’s previously announced four-part customer and supplier focused transformation plan.

Because this separation results in a qualifying termination, Mr. Testa will receive severance benefits to which he is entitled pursuant to the terms of the Amended and Restated Severance Agreement by and between the Company and Mr. Testa, effective as of October 23, 2022 (“Severance Agreement”). The Severance Agreement contains certain restrictive covenants that will remain in place for the period of time contemplated by the Severance Agreement as well as a release of claims and waiver against the Company. Mr. Testa’s outstanding equity awards will vest on a prorated basis as provided for upon a Separation from Service without Cause, as set forth in the Company’s Amended and Restated 2020 Equity Incentive Plan.

Effective on the Effective Date, J. Alexander Miller Douglas, the Company’s Chief Executive Officer, will assume the title Chief Executive Officer and President.

Mr. Douglas, 62, has served as the Company’s Chief Executive Officer since August 2021. Prior to joining the Company, Mr. Douglas served as the Chief Executive Officer of Staples, Inc. from April 2018 to June 2021, which included leading that company’s business-to-business distribution platform. Prior to Staples, Mr. Douglas served as President of Coca-Cola North America until February 2018, where he led the $10 billion revenue business, encompassing all aspects of its consumer and business-to-business operations. During Mr. Douglas’ 30-year tenure at Coca-Cola, he also served as Global Chief Customer Officer, and held a variety of positions across sales and marketing. Mr. Douglas began his career at The Procter & Gamble Company in sales and sales management positions. Since May 2020, Mr. Douglas has served as a member of the Board of Directors of Wawa Inc., a leading convenience retailer in the Eastern United States.

There are no arrangements or understandings between Mr. Douglas and any other person pursuant to which he was named Chief Executive Officer and President of the Company and no family relationships among any of the Company’s directors or executive officers and Mr. Douglas. There are no transactions involving the Company and Mr. Douglas that the Company would be required to report pursuant to Item 404(a) of Regulation S-K in connection with his appointment as Chief Executive Officer and President.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ John W. Howard
Name:	John W. Howard
Title:	Chief Financial Officer

Date:    October 3, 2023